UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018 (March 15, 2018)

 AG Mortgage Investment Trust, Inc.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2018, Frank Stadelmaier, a member of the Board of Directors of AG Mortgage Investment Trust, Inc. (the “Company”), informed the Company that he will not stand for re-election as a member of the Board of Directors at the Company’s 2018 annual meeting of stockholders, which is expected to occur on or about May 2, 2018. This decision is unrelated to, and will have no impact on, Mr. Stadelmaier’s continuing role as Chief Financial Officer of Angelo, Gordon & Co., L.P. (“Angelo, Gordon”), the parent company of AG REIT Management, LLC, the Company’s external manager (the “Manager”). Mr. Stadelmaier will continue to serve as a member of the Board of Directors until his current term expires on the date of the Company’s 2018 annual meeting of stockholders.

Mr. Stadelmaier informed the Company that his decision is due to time constraints and his other obligations, and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Stadelmaier, as Chief Financial Officer of Angelo, Gordon, will remain involved in the activities of the Manager. The Board of Directors of the Company expressed its appreciation and gratitude to Mr. Stadelmaier for his service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2018	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ RAUL E. MORENO
Name: Raul E. Moreno
Title: General Counsel and Secretary